NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact: Elizabeth B. Farrell

Vice President, Investor Relations

Everest Global Services, Inc.

908.604.3169

For Immediate Release

Everest Re Group Reports Record Operating Earnings per Share

For the Second Quarter 2009

HAMILTON, Bermuda – August 3, 2009 -- Everest Re Group, Ltd. (NYSE: RE) reported second quarter 2009 net income of $272.6 million, or $4.43 per diluted common share, compared to net income of $153.0 million, or $2.46 per diluted common share, for the second quarter of 2008. After-tax operating income1, excluding realized capital gains and losses, was $256.2 million, or $4.16 per diluted common share, for the second quarter 2009, compared to after-tax operating income1 of $180.0 million, or $2.89 per diluted common share, for the same period last year.

For the six months ended June 30, 2009, net income was $381.1 million, or $6.19 per diluted common share, compared to $231.0 million or $3.69 per diluted common share, for the first six months of 2008. After-tax operating income1, excluding realized capital gains and losses and the gain on the first quarter’s debt repurchase, was $362.4 million for the first six months of 2009, or $5.88 per diluted common share, compared to $370.6 million, or $5.92 per diluted common share, for the same period in 2008.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “We are pleased with the results that have been achieved for the first half of the year, and believe we are well positioned to continue to produce quality earnings. During the quarter, we bought back $49.4 million of our common shares under our share repurchase program and we remain committed to delivering value to our shareholders through efficient and effective capital management. Since the beginning of the year, we have returned more than $108 million of capital, both in the form of dividends and share repurchases and opportunistically repurchased outstanding debt at a significant discount.”

Operating highlights for the second quarter of 2009 included the following:

•

Gross written premiums increased 8% to $973.8 million for the quarter compared to $905.3 million for the same period in 2008. Excluding the impact of foreign exchange, gross written premiums were up approximately 12%. Worldwide reinsurance premiums increased 6%, but adjusting for foreign exchange grew approximately 11%. Insurance premiums, which are entirely derived from the U.S. markets, were up 12%. New business opportunities, created by market dislocations and security concerns in select markets, are driving the growth in the overall book.

•

The GAAP loss ratio and combined ratio were 59.2% and 87.9%, respectively, for the quarter compared to 64.2% and 94.4%, respectively, in the second quarter of 2008. Excluding prior year development and catastrophe losses, the current year attritional loss ratio was 57.7%, up slightly from the 56.5% reported in last year’s second quarter.

•	Net investment income was $167.2 million, 5% lower than in the second quarter of 2008. The decrease was primarily due to lower income from equity securities and limited partnership investments.
•

Net after-tax realized capital gains totaled $16.3 million for the quarter compared to net after-tax realized capital losses of $27.0 million in the same period last year. The favorable turn in the equity markets during the current quarter provided for an increase in the fair value of the common equity portfolio.

•	Net after-tax unrealized capital gains totaled $185.2 million for the quarter before the $57.3 million adjustment resulting from the adoption of the new accounting pronouncement, FAS 115-2.
•

Cash flow from operations was $103.4 million compared to negative cash flows of $18.4 million for the same period in 2008, with much of the variance attributable to timing. On a year-to-date basis, cash flows were $283.9 million for 2009 compared to $232.3 million for 2008.

•	For the quarter, the annualized after-tax operating income[1] return on average adjusted shareholders’ equity[2] was 19.2% compared to 12.8% in 2008.
•	Shareholders’ equity ended the quarter at $5.5 billion, up 12% from year-end 2008. Accordingly, book value per share increased 13% to $91.13 as of June 30, 2009 from $80.77 at year-end 2008.
•

During the quarter, the Company repurchased 707,900 of its common shares at an average price of $69.81. The total cost of the repurchased shares under this program was $49.4 million. The repurchases were made pursuant to a share repurchase authorization, provided by the Company’s Board of Directors, under which there remains 5.1 million shares available.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), Limited provides reinsurance to non-life insurers in Europe. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the second quarter results will be held at 8:30 a.m. Eastern Time on August 4, 2009. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended				Six Months Ended
	June 30,				June 30,
(Dollars in thousands, except per share amounts)	2009		2008		2009		2008
		(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income	$ 272,588	$ 4.43	$ 153,027	$ 2.46	$ 381,144	$ 6.19	$ 230,960	$ 3.69
After-tax net realized capital gains/(losses)	16,343	0.27	(27,020)	(0.43)	(32,120)	(0.52)	(139,672)	(2.23)
After-tax gain on tender of debt	-	-	-	-	50,876	0.83	-	-

After-tax operating income	$ 256,245	$ 4.16	$ 180,047	$ 2.89	$ 362,388	$ 5.88	$ 370,632	$ 5.92

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of net realized capital gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share amounts)	2009	2008	2009	2008
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$ 956,908	$ 942,095	$ 1,889,198	$ 1,854,068
Net investment income	167,209	175,917	235,963	326,049
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(4,936)	(5,553)	(13,210)	(6,500)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income	-	-	-	-
Other net realized capital gains (losses)	28,398	(26,013)	(28,465)	(161,449)
Total net realized capital gains (losses)	23,462	(31,566)	(41,675)	(167,949)
Realized gain on debt repurchase	-	-	78,271	-
Net derivative income (expense)	21,351	2,080	1,648	(1,715)
Other income (expense)	2,389	(10,166)	(2,791)	(15,327)
Total revenues	1,171,319	1,078,360	2,160,614	1,995,126

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	566,785	604,742	1,136,690	1,150,092
Commission, brokerage, taxes and fees	229,214	244,713	455,252	471,860
Other underwriting expenses	45,337	39,728	85,472	79,972
Interest, fees and bond issue cost amortization expense	17,116	19,794	37,258	39,581
Total claims and expenses	858,452	908,977	1,714,672	1,741,505

INCOME BEFORE TAXES	312,867	169,383	445,942	253,621
Income tax expense	40,279	16,356	64,798	22,661

NET INCOME	$ 272,588	$ 153,027	$ 381,144	$ 230,960
Other comprehensive income (loss), net of tax	308,064	(169,059)	305,279	(173,050)

COMPREHENSIVE INCOME (LOSS)	$ 580,652	$ (16,032)	$ 686,423	$ 57,910

EARNINGS PER COMMON SHARE:
Basic	$ 4.44	$ 2.48	$ 6.21	$ 3.71
Diluted	$ 4.43	$ 2.46	$ 6.19	$ 3.69
Dividends declared	$ 0.48	$ 0.48	$ 0.96	$ 0.96

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
(Dollars in thousands, except par value per share)	2009	2008
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$ 11,803,246	$ 10,759,612
(amortized cost: 2009, $11,769,608; 2008, $10,932,076)
Fixed maturities - available for sale, at fair value	48,269	43,090
Equity securities - available for sale, at market value (cost: 2009, $13,676; 2008, $14,915)	15,556	16,900
Equity securities - available for sale, at fair value	132,443	119,829
Short-term investments	1,107,354	1,889,799
Other invested assets (cost: 2009, $633,819; 2008, $687,265)	628,137	679,356
Cash	472,300	205,694
Total investments and cash	14,207,305	13,714,280
Accrued investment income	151,552	149,215
Premiums receivable	983,367	908,110
Reinsurance receivables	649,037	657,169
Funds held by reinsureds	384,308	331,817
Deferred acquisition costs	351,703	354,992
Prepaid reinsurance premiums	79,632	79,379
Deferred tax asset	346,284	442,367
Federal income taxes recoverable	90,064	32,295
Other assets	83,683	176,966
TOTAL ASSETS	$ 17,326,935	$ 16,846,590

LIABILITIES:
Reserve for losses and loss adjustment expenses	$ 8,815,875	$ 8,840,660
Future policy benefit reserve	67,320	66,172
Unearned premium reserve	1,356,874	1,335,511
Funds held under reinsurance treaties	87,579	83,431
Losses in the course of payment	90,694	45,654
Commission reserves	39,898	52,460
Other net payable to reinsurers	44,282	51,138
8.75% Senior notes due 3/15/2010	199,894	199,821
5.4% Senior notes due 10/15/2014	249,748	249,728
6.6% Long term notes due 5/1/2067	238,347	399,643
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	9,885	11,217
Other liabilities	251,227	220,903
Total liabilities	11,781,520	11,886,235

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized; (2009) 65.7 million and
(2008) 65.6 million issued	657	656
Additional paid-in capital	1,831,695	1,824,552
Accumulated other comprehensive loss, net of deferred income tax expense
of $23.0 million at 2009 and tax benefit of $16.5 million at 2008	(43,884)	(291,851)
Treasury shares, at cost; 4.9 million shares (2009) and 4.2 million shares (2008)	(441,747)	(392,329)
Retained earnings	4,198,694	3,819,327
Total shareholders' equity	5,545,415	4,960,355
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 17,326,935	$ 16,846,590

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2009	2008	2009	2008
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 272,588	$ 153,027	$ 381,144	$ 230,960
Adjustments to reconcile net income to net cash provided by operating activities:
(Increase) decrease in premiums receivable	(44,864)	(18,227)	(59,343)	13,510
Increase in funds held by reinsureds, net	(21,004)	(17,630)	(30,785)	(26,367)
Decrease (increase) in reinsurance receivables	75,952	(24,715)	43,815	13,061
Decrease (increase) in deferred tax asset	9,228	(34,672)	54,218	(90,802)
(Decrease) increase in reserve for losses and loss adjustment expenses	(181,592)	16,026	(179,158)	66,076
(Decrease) increase in future policy benefit reserve	(2,013)	(4,540)	1,148	(7,552)
(Decrease) increase in unearned premiums	(22,387)	(81,454)	10,465	(154,415)
Change in equity adjustments in limited partnerships	(19,809)	(15,597)	53,476	(15,597)
Change in other assets and liabilities, net	52,725	(29,107)	31,812	20,331
Non-cash compensation expense	3,620	2,891	6,756	10,570
Amortization of bond premium	4,391	4,023	6,881	4,476
Amortization of underwriting discount on senior notes	48	45	94	88
Realized gain on debt repurchase	-	-	(78,271)	-
Net realized capital (gains) losses	(23,462)	31,566	41,675	167,949
Net cash provided by (used in) operating activities	103,421	(18,364)	283,927	232,288

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	318,283	257,634	560,413	546,561
Proceeds from fixed maturities matured/called - available for sale, at fair value	-	-	5,570	-
Proceeds from fixed maturities sold - available for sale, at market value	48,701	82,737	129,658	129,947
Proceeds from fixed maturities sold - available for sale, at fair value	4,510	-	8,002	-
Proceeds from equity securities sold - available for sale, at market value	34	-	1,076	-
Proceeds from equity securities sold - available for sale, at fair value	10,591	66,936	12,239	329,234
Distributions from other invested assets	10,647	2,696	23,311	13,881
Cost of fixed maturities acquired - available for sale, at market value	(550,863)	(1,166,727)	(1,363,243)	(1,853,304)
Cost of fixed maturities acquired - available for sale, at fair value	(3,244)	-	(16,553)	-
Cost of equity securities acquired - available for sale, at market value	-	-	-	(440)
Cost of equity securities acquired - available for sale, at fair value	(10,320)	(70,856)	(19,299)	(149,381)
Cost of other invested assets acquired	(18,503)	(24,048)	(24,742)	(48,099)
Net change in short-term securities	78,140	1,006,187	791,062	964,051
Net change in unsettled securities transactions	49,629	(74,233)	53,328	(5,742)
Net cash (used in) provided by investing activities	(62,395)	80,326	160,822	(73,292)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	256	2,337	388	(239)
Purchase of treasury shares	(49,418)	(24,901)	(49,418)	(125,738)
Net cost of debt repurchase	-	-	(83,026)	-
Dividends paid to shareholders	(29,549)	(29,676)	(59,089)	(59,670)
Net cash used in financing activities	(78,711)	(52,240)	(191,145)	(185,647)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	42,737	(1,815)	13,002	1,962

Net increase (decrease) in cash	5,052	7,907	266,606	(24,689)
Cash, beginning of period	467,248	217,971	205,694	250,567
Cash, end of period	$ 472,300	$ 225,878	$ 472,300	$ 225,878

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid	$ 40,644	$ 67,486	$ 67,779	$ 100,704
Interest paid	$ 19,806	$ 25,136	$ 38,124	$ 39,067